Exhibit 5.1

Cyruli Shanks & Zizmor, LLP

420 Lexington Avenue

Suite 2320

New York, NY 10170

September 4, 2024

ANEW Medical, Inc.

13576 Walnut Street, Suite A

Omaha, NE 68144

Re:	Common Stock registered under Registration Statement on Form S-1

Ladies and Gentlemen:

ANEW Medical, Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 (the “Registration Statement”) for the purpose of registering for resale under the Securities Act of 1933, as amended (the “Securities Act”), by the selling stockholders named in the prospectus contained in the Registration Statement an aggregate of 21,527,925 shares including 12,030,000 shares issued upon the exercise of warrants (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”).

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional qualifications set forth below, we advise you that, in our opinion, as of the date hereof, the Shares will be validly issued, fully paid and non-assessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the corporate laws of the State of Delaware and the laws of the State of New York, as currently in effect (based solely upon our review of a standard compilation thereof). This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Cyruli Shanks & Zizmor, LLP
Cyruli Shanks & Zizmor, LLP